Exhibit 99.1

LSI INDUSTRIES ANNOUNCES CHIEF FINANCIAL OFFICER RETIREMENT,

INITIATES FINANCE LEADERSHIP SUCCESSION PLAN

CINCINNATI, August 20, 2026 -- LSI Industries Inc. (Nasdaq: LYTS, “LSI” or the “Company”), a leading U.S. based manufacturer of commercial lighting and display solutions, today announced that James E. Galeese, Executive Vice President and Chief Financial Officer, will retire on August 31, 2027, after more than a decade of service to the Company. Mr. Galeese intends to support LSI on an advisory basis at the conclusion of his tenure as CFO.

Ahead of the planned retirement, LSI has initiated a formal search process for his successor. The search will be led by the LSI Executive Committee, in consultation with a global executive search firm, and will consider both internal and external candidates. LSI intends to name a successor to Mr. Galeese during the first half of calendar year 2027.

Since being named CFO in 2017, Mr. Galeese has served an instrumental role in its transformation from an emerging lighting and display solutions provider into a market-leading, integrated retail solutions platform with a multi-year record track record of compounded, profitable growth. During his tenure, Galeese helped lead the deployment of more than $500 million across four strategic acquisitions that served to expand LSI's addressable markets within high-value, complementary adjacencies, culminating in significant value creation for shareholders, consistent with the vision of President & CEO James A. Clark.

"On behalf of our employees, customers, partners, and shareholders, I want to thank Jim for his many contributions to LSI over the past ten years,” stated James A. Clark, President and CEO. “Jim has led with integrity, strategic insight, disciplined financial stewardship, and a commercially minded approach that have been instrumental in shaping the company we are today. We are grateful for the strong foundation he leaves behind as we enter our next chapter of growth and value creation. We look forward to collaborating with Jim to ensure a seamless transition while we conduct a comprehensive search for his successor in the months ahead."

“Serving as CFO of LSI has been a great privilege - I’m proud of the strategy we’ve developed, the business we’ve built, and the results we’ve delivered during this period,” said James E. Galeese. "Under Jim Clark's leadership, LSI is entering an exciting phase of expansion. Our one-stop suite of retail branding solutions, long-standing relationships with leading retail brands, recurring revenue streams, commitment to innovation, and a returns-focused approach to capital deployment position the business to become a meaningful value compounder over time. I look forward to working closely with our executive committee to identify my successor, thereby ensuring a seamless transition ahead of my planned retirement.”

ABOUT LSI INDUSTRIES

Headquartered in Cincinnati, LSI is a publicly held company traded over the NASDAQ Stock Exchange under the symbol LYTS. The company manufactures advanced lighting, graphics, and display solutions across strategic vertical markets. The company’s American-made products, which include non-residential indoor and outdoor lighting, print graphics, digital graphics, refrigerated and custom displays, help create value for customer brands and enhance the consumer experience. LSI also provides comprehensive project management services in support of large-scale product rollouts. The company employs approximately 3,000 people at 23 manufacturing plants in the U.S. and Canada. Additional information about LSI is available at www.lsicorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that are “forward-looking statements” as defined under U.S. federal securities laws. These forward-looking statements reflect management’s expectations or projections regarding future events and speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections.

For further information on factors that could cause our actual results to differ materially from our historical experience or from our current expectations or projections, please refer to our public filings, including the “Risk Factors” section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

INVESTOR RELATIONS CONTACT

Noel Ryan or Fred Buonocore
720.778.2415
LYTS@vallumadvisors.com